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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York


    We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated June 26, 2000, relating to the consolidated financial statements of TMP Worldwide Inc. and Subsidiaries, which is contained in that Prospectus, and of our report dated June 26, 2000 relating to the schedule, which is contained in Part II of the Post-Effective Amendment No. 1 to the Registration Statement.



    We also consent to all references to our firm under the caption "Experts" in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement.


                                          /s/ BDO Seidman, LLP
                                          --------------------------------------
                                          BDO SEIDMAN, LLP


New York, New York
September 15, 2000